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                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT AUDITORS



        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 5, 1996, with respect to the financial statements of Horizon Cellular Telephone Company of Spalding, L.P. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-00122) and related Prospectus of Palmer Wireless, Inc. for the registration of 5,000,000 shares of its Class A common stock.



                                                /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 7, 1996